FOR IMMEDIATE RELEASE

AMDL INC. ANNOUNCES FINAL CLOSING OF PRIVATE PLACEMENT OF SENIOR NOTES

TUSTIN, Calif., January 30, 2009/PRNewswire – (www.amdl.com) AMDL, Inc. (NYSE Alternext US: ADL — News), a vertically integrated pharmaceutical company with major operations in China and the US, announced today the second and final closing of its offering of “units” consisting of 12% senior notes and warrants. The exclusive placement agent for the offering is Cantone Research, Inc.

In the first closing on December 8, 2008, AMDL sold $1,077,500 of 12% convertible notes at par value. In the second and final closing on January 30, 2009, AMDL sold $680,000 of 12% convertible notes; thus an aggregate of $1,757,500 of notes was sold in the offering. The notes mature at the earlier of 24 months from the date of issuance, or the earlier completion of a bank or credit facility of at least $8 million in one or more transactions. Warrants to purchase an aggregate of 544,000 shares of common stock were also included in the units sold in the second closing.

The warrants included in the units in the offering have a term of five years from the date of issuance and are exercisable at a price equal to $1.00 per share (first closing) and $1.13 (final closing). The terms of the offering provided that the exercise price of the warrants would be equal to the greater of $1.00 per share or 115% of the five day volume average weighted prices (VWAP) of the Company’s common stock prior to each closing date.

In the second and final closing, Cantone Research, Inc., the placement agent received, cash commissions of $68,000, representing 10% of the principal amount of the notes purchased and $27,900 in non-accountable expenses, and five year warrants to purchase a total of 54,400 shares of common stock, of which warrants to purchase 7,480 shares were assigned to Galileo Asset Management, S.A. and warrants to purchase 2000 shares were assigned to Security Research Associates, Inc. for their services in the final closing of the offering.

Mr. Douglas MacLellan, President and CEO of AMDL, Inc., said “This financing strengthens our cash position as we launch our new sales initiatives during first quarter 2009. We are continually looking at other opportunities to strengthen AMDL’s working capital reserves for 2009.”

This press release does not constitute an offer or solicitation to sell or purchase any of the Company’s securities. Any of the Company’s securities offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless registered under the Securities Act upon applicable exemptions from registration under the Securities Act.

About AMDL:

Headquartered in Tustin, CA with operations in Shenzhen, Jiangxi, and Jilin, China, AMDL, Inc., along with its subsidiary Jade Pharmaceutical Inc. (JPI), is a vertically integrated bio-pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products. The Company employs approximately 500 people in the U.S. and China.

Forward Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this document include certain predictions and projections that may be considered forward- looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of our China-based subsidiaries, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.